EXHIBIT 16.2

                               DORRA SHAW & DUGAN
                          Certified Public Accountants


May 1, 2000


Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, DC 20549

Re: Power Kiosks, Inc.

Ladies and Gentlemen:

We have read Item 4(a) of the Form 8-K dated May 1, 2000 of Power Kiosks, Inc. and are in agreement with the statements contained therein.


Very truly yours,

/s/ Ariel J. Dorra
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Ariel J. Dorra

Dorra Shaw & Dugan
Certified Public Accountants







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